UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549


                         ------------------------------

                                    FORM 8-K

                                 CURRENT REPORT

                     PURSUANT TO SECTION 13 OR 15(d) OF THE
                         SECURITIES EXCHANGE ACT OF 1934


        Date of Report (Date of earliest event reported) October 17, 2003


                             Arrow Electronics, Inc.
             (Exact name of registrant as specified in its charter)


                         ------------------------------


                                     1-4482
                            (Commission File Number)


            New York                                        11-1806155
       (State of Incorporation)                           (IRS Employer
                                                         Identification Number)


                                 50 Marcus Drive
                            Melville, New York 11747
              (Address of registrant's principal executive office)


                                 (631) 847-2000
                         (Registrant's telephone number)


                         ------------------------------

ITEM 7(c)   Exhibits
            --------
99.1  Notice to directors and executive officers, dated October 20, 2003.

ITEM 11.    Temporary  Suspension  of  Trading  Under  Registrant's  Employee
Benefit Plans

On October 17, 2003, Arrow Electronics, Inc. ("Registrant") received notification pursuant to section 101(i)(2)(E) of the Employee Retirement Income Security Act of 1974, as amended, that the Arrow Electronics Stock Ownership Plan ("ESOP") will enter a blackout period in connection with the transfer of recordkeeping and certain administrative responsibilities for the ESOP to Fidelity Investments ("Blackout Period"). During the Blackout Period, ESOP participants will not be able to take in-service withdrawals or any other distributions of Arrow common stock from the ESOP. The Blackout Period is scheduled to begin at 4:00 p.m. Eastern Time on Wednesday, November 19, 2003, and is expected to end after 4:00 p.m. on Friday, December 19, 2003. Any questions regarding the Blackout Period should be directed to Daniel Hickey, Vice President, Global Compensation and Benefits, Arrow Electronics, Inc., 50 Marcus Drive, Melville, NY 11747 (631) 847-2559 dhickey@arrow.com.

As required by section 306(a) of the Sarbanes-Oxley Act of 2002, the directors and executive officers of the Registrant will be notified on October 20, 2003 of the Blackout Period and the resulting prohibition on purchases, acquisitions, sales, or transfers of Arrow common stock applicable to directors and executive officers of the Registrant. A copy of the notice to be provided to the Registrant's directors and executive officers is attached to this Current Report as Exhibit 99.1 and is incorporated herein by reference.

                                   SIGNATURES


            Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.

                                    Arrow Electronics, Inc.


                                    By: /s/ Peter S.Brown
                                        ------------------------------
                                            Peter S. Brown
                                            Senior Vice President
                                            and General Counsel

Date:  October 17, 2003

                                  Exhibit Index


Exhibit Number          Title                                             Page
--------------          -----                                             ----

99.1        Notice to directors and executive officers,
            dated October 20, 2003                                          5